EXHIBIT 99.1

Escalade Reports Third Quarter 2025 Results

EVANSVILLE, IN, October 30, 2025 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced third quarter of 2025 results.

THIRD QUARTER 2025 HIGHLIGHTS

(As compared to the third quarter 2024)

●	Net sales of $67.8 million compared to $67.7 million
●	Gross margin of 28.1% of net sales compared to 24.8%
●	Operating income of $7.3 million compared to $8.0 million
●	Net income of $5.6 million, or $0.40 earnings per diluted share, compared to $5.7 million, or $0.40 earnings per diluted share
●	EBITDA of $8.6 million compared to $9.9 million
●	Ratio of net debt to trailing twelve-months EBITDA of 0.7x as of September 30, 2025 compared to 1.1x as of September 30, 2024

For the third quarter ended September 30, 2025, Escalade reported net sales of $67.8 million, net income of $5.6 million and diluted earnings per share of $0.40.

Total net sales increased 0.1% on a year-over-year basis in the third quarter, primarily due to increased sales within the archery, table tennis, billiards and safety categories, partially offset by softer market demand in our basketball category as well as the strategic exit of certain categories.

Escalade reported a third quarter gross margin of 28.1%, an increase of 334 basis points versus the prior-year period, primarily driven by lower fixed costs and decreased inventory storage and handling costs, partially offset by tariff-related costs.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) decreased $1.3 million to $8.6 million in the third quarter 2025, versus $9.9 million in the prior-year period. The decrease in EBITDA compared to the third quarter of last year was due to a $3.9 million non-recurring gain on sale of assets held for sale recognized in the prior-year period, partially offset by improved gross margins recognized in 2025.

During the third quarter of 2025, the cash flow used in operating activities was ($0.1) million, compared to cash generated of $10.5 million for the same quarter in 2024. Operating cash flow during the third quarter of 2025 reflected a seasonal buildup in working capital relative to the second quarter in advance of the holiday selling season.

Total debt at the end of the quarter was $20.2 million, down 31.4% from $29.5 million at the end of the third quarter last year.

As of September 30, 2025, the Company had total cash and equivalents of $3.5 million, together with $60.0 million of availability on its senior secured revolving credit facility maturing in 2027. At the end of the third quarter 2025, net debt (total debt less cash) was 0.7x trailing twelve-month EBITDA.

Escalade announced a quarterly dividend of $0.15 per share to be paid to all shareholders of record on January 5, 2026 and payable on January 12, 2026.

MANAGEMENT COMMENTARY

“We delivered strong third-quarter results, driven by sustained demand for our leading brands and our ongoing commitment to operational excellence,” said Patrick J. Griffin, Escalade’s Interim President and Chief Executive Officer. “Our results are especially encouraging given the challenging macro environment, where ongoing economic and geopolitical uncertainty continues to impact consumer spending patterns for discretionary goods.”

“Our third quarter revenue reflected favorable demand across several of our core categories, including safety, table tennis, archery and billiards,” continued Griffin. “We gained market share, particularly in our safety and archery categories, supported by the strength of our domestic manufacturing presence and consistent product availability. Gross margin improved significantly, driven by operational efficiency and targeted price increases in the quarter, which more than offset $4.3 million in tariff-related costs. Our team remains agile and disciplined amid a dynamic trade environment. We’re prioritizing supply chain readiness as we enter the peak holiday shopping season.”

“Looking ahead,” added Griffin, “we expect consumers to remain cautious and value-driven. Together with our retail partners, we are executing a balanced promotional strategy during the holiday shopping season that highlights the quality of our brands, while deploying targeted promotions to generate consumer demand and maximize sell-through. Supported by our reduced operational footprint and ongoing cost discipline, we expect to sustain improved gross margin performance, even as consumer demand for discretionary products remains uneven.”

Griffin concluded, “We remain focused on disciplined capital allocation and profitable growth. During the quarter, we completed the acquisition of Gold Tip, a leading arrow brand for bowhunting and target archery. The acquisition also included the Bee Stinger line of premium bow stabilizers. These two brands expand our archery product portfolio and position us for continued market share gains in the archery category. As we look forward, our strategy remains centered on profitable growth, operational excellence and creating value for our customers and shareholders.”

CONFERENCE CALL

A conference call will be held Thursday, October 30, 2025, at 11:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-833-890-3250
International Live:	1-412-206-6441

To listen to a replay of the teleconference, which subsequently will be available through November 13, 2025:

DomesticReplay:	1-844-512-2921
InternationalReplay:	1-412-317-6671
ConferenceID:	10203580

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear® Archery and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Wesley Smith

Vice President, Financial Reporting & Investor Relations

812-467-1334

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements, other than statements of historical fact, are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs, a potential trade war with China and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; our international operations, including any related to political uncertainty and geopolitical tensions; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to protect its intellectual property; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorist attacks, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; Escalade’s use of estimates in its financial reporting as well as in its forward looking statements; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands Except Per Share Data	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net sales	$67,786	$67,738	$177,598	$187,568

Costs and Expenses
Cost of products sold	48,720	50,947	130,305	141,312
Selling, administrative and general expenses	11,198	11,675	32,018	32,439
Amortization	567	1,047	1,701	2,231
Gain on sale of assets held for sale	--	(3,905)	--	(3,905)

Operating Income	7,301	7,974	13,574	15,491

Other Income (Expense)
Interest expense	(204)	(530)	(661)	(1,995)
Other income	21	7	103	13

Income Before Income Taxes	7,118	7,451	13,016	13,509

Provision for Income Taxes	1,564	1,784	3,018	3,223

Net Income	$5,554	$5,667	$9,998	$10,286

Earnings Per Share Data:
Basic earnings per share	$0.40	$0.41	$0.73	$0.74
Diluted earnings per share	$0.40	$0.40	$0.72	$0.73

Dividends declared	$0.15	$0.15	$0.45	$0.45

Consolidated Balance Sheets

(Unaudited)

All Amounts in Thousands Except Share Information	September 30, 2025	December 31, 2024	September 30, 2024
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,509	$4,194	$426
Receivables, less allowance of $957; $694; and $669; respectively	52,756	48,768	53,480
Inventories	80,662	76,025	85,485
Prepaid expenses	4,350	4,372	5,117
Prepaid income tax	--	465	156
TOTAL CURRENT ASSETS	141,277	133,824	144,664

Property, plant and equipment, net	21,716	22,221	22,856
Operating lease right-of-use assets	1,347	1,186	7,640
Intangible assets, net	25,636	25,838	26,409
Goodwill	42,326	42,326	42,326
Other assets	158	935	1,035
TOTAL ASSETS	$232,460	$226,330	$244,930

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$7,143	$7,143
Trade accounts payable	21,119	11,858	19,965
Accrued liabilities	12,923	15,050	13,769
Income tax payable	1,169	--	--
Current operating lease liabilities	496	444	1,083
TOTAL CURRENT LIABILITIES	42,850	34,495	41,960

Other Liabilities:
Long‑term debt	13,095	18,452	22,353
Deferred income tax liability	3,302	3,302	3,125
Operating lease liabilities	886	787	7,125
Other liabilities	--	297	297
TOTAL LIABILITIES	60,133	57,333	74,860

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued	--	--	--
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,803,745; 13,732,719; and 13,877,302; shares respectively	3,757	4,218	5,909
Retained earnings	168,570	164,779	164,161
TOTAL STOCKHOLDERS' EQUITY	172,327	168,997	170,070
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$232,460	$226,330	$244,930

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
All Amounts in Thousands	September 30, 2025	September 30, 2024

Operating Activities:
Net income	$9,998	$10,286
Depreciation and amortization	3,767	4,691
Allowance for credit losses	630	574
Stock-based compensation	1,468	1,429
Loss (gain) on disposal of assets	7	(3,852)
Common stock issued in lieu of bonus to officers	124	--
Director stock compensation	118	--
Changes in assets and liabilities	6	10,631
Net cash provided by operating activities	16,118	23,759

Investing Activities:
Purchase of property and equipment	(1,267)	(1,482)
Acquisition	(1,800)	--
Proceeds from sale of property and equipment	--	5,757
Net cash (used in) provided by investing activities	(3,067)	4,275

Financing Activities:
Proceeds from issuance of long-term debt	25,061	86,651
Payments on long-term debt	(30,419)	(108,051)
Cash dividends paid	(6,207)	(6,224)
Purchase of stock	(2,171)	--
Net cash used in financing activities	(13,736)	(27,624)
Net (decrease) increase in cash and cash equivalents	(685)	410
Cash and cash equivalents, beginning of period	4,194	16
Cash and cash equivalents, end of period	$3,509	$426

Supplemental Cash Flows Information
Interest paid	$627	$1,893
Income taxes paid, net	$1,682	$3,380

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
All Amounts in Thousands	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net Income (GAAP)	$5,554	$5,667	$9,998	$10,286

Interest expense	204	530	661	1,995
Income tax expense	1,564	1,784	3,018	3,223
Depreciation and amortization	1,266	1,940	3,767	4,691

EBITDA (Non-GAAP)	$8,588	$9,921	$17,444	$20,195